Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

August 4, 2015

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Peter Luongo

Vice President Treasury and Planning

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-194059) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

1.250% Notes due 2017 (the “2017 Notes”) and 3.375% Notes due 2025 (the “2025 Notes” and, together with the 2017 Notes, the “Notes”).

Principal Amount:

In the case of the 2017 Notes, $500,000,000.

In the case of the 2025 Notes, $750,000,000.

Interest Rate:

In the case of the 2017 Notes, 1.250% per annum, from August 11, 2015, payable semi-annually in arrears on February 11 and August 11, commencing February 11, 2016, to holders of record on the preceding January 27 or July 27, as the case may be.

In the case of the 2025 Notes, 3.375% per annum, from August 11, 2015, payable semi-annually in arrears on February 11 and August 11, commencing February 11, 2016, to holders of record on the preceding January 27 or July 27, as the case may be.

Maturity:

In the case of the 2017 Notes, August 11, 2017.

In the case of the 2025 Notes, August 11, 2025.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

The Company may redeem the 2017 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is three months prior to maturity, the Company may redeem the 2025 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2025 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2017 Notes, 99.598% of the principal amount of the 2017 Notes.

In the case of the 2025 Notes, 98.578% of the principal amount of the 2025 Notes.

Expected Reoffering Price:

In the case of the 2017 Notes, 99.748% of the principal amount of the 2017 Notes.

In the case of the 2025 Notes, 99.028% of the principal amount of the 2025 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States

Attention: Syndicate Registration (fax: +1 (646) 834 8133)

BNP Paribas Securities Corp.

787 Seventh Avenue, 7th Floor

New York, New York 10019

United States

Attention: Syndicate Desk (fax: +1 (917) 472 4745)

Telephone: +1 (212) 841 2871

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

United States

Attention: Josh Witz (fax: +1 (212) 278 6803)

Telephone: +1 (212) 278 6883

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.     For purposes of the Underwriting Agreement, the “Applicable Time” is 4:30 p.m. (New York City time) on the date of this Terms Agreement.

2.     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, seventh, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

3.     The following selling restrictions apply to the offer and sale of the Notes:

(a)     Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b)     Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter hereby severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(1)     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)     to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(3)     in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC, as amended, and includes any relevant implementing measure in the Relevant Member State.

(c)     Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d)     Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e)     Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f)     Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

The Closing will take place at 9:00 a.m., New York City time, on August 11, 2015, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ PAMELA KENDALL
Name: Pamela Kendall
Title: Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ JIM TURNER
Name: Jim Turner
Title: Managing Director

SG AMERICAS SECURITIES, LLC

By:	/s/ JOSH WITZ
Name: Josh Witz
Title: Managing Director

[Signature Page to Terms Agreement]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ PETER LUONGO
Name: Peter Luongo
Title: Vice President Treasury and Planning

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

Underwriter	2017 Notes	2025 Notes
Barclays Capital Inc.	$140,000,000	$210,000,000
BNP Paribas Securities Corp.	140,000,000	210,000,000
SG Americas Securities, LLC	140,000,000	210,000,000
BBVA Securities Inc.	20,000,000	30,000,000
ING Financial Markets LLC	20,000,000	30,000,000
Santander Investment Securities Inc.	20,000,000	30,000,000
UBS Securities LLC	20,000,000	30,000,000

Total	$500,000,000	$750,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-194059

FINAL TERM SHEET

Philip Morris International Inc.

Dated August 4, 2015

1.250% Notes due 2017

3.375% Notes due 2025

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	1.250% Notes due August 11, 2017 (the “2017 Notes”) 3.375% Notes due August 11, 2025 (the “2025 Notes”)

Aggregate Principal Amount:	2017 Notes: $500,000,000 2025 Notes: $750,000,000

Maturity Date:	2017 Notes: August 11, 2017 2025 Notes: August 11, 2025

Coupon:	2017 Notes: 1.250% 2025 Notes: 3.375%

Interest Payment Dates:	2017 Notes: Semi-annually on each February 11 and August 11, commencing February 11, 2016 2025 Notes: Semi-annually on each February 11 and August 11, commencing February 11, 2016

Price to Public:	2017 Notes: 99.748% of principal amount 2025 Notes: 99.028% of principal amount

Underwriting Discount:	2017 Notes: 0.150% 2025 Notes: 0.450%

Net Proceeds:	2017 Notes: $497,990,000 (before expenses) 2025 Notes: $739,335,000 (before expenses)

Benchmark Treasury:	2017 Notes: 0.625% due July 31, 2017 2025 Notes: 2.125% due May 15, 2025

Benchmark Treasury Price/Yield:	2017 Notes: 99-25+ / 0.728% 2025 Notes: 99-08 / 2.211%

Spread to Benchmark Treasury:	2017 Notes: + 65 basis points 2025 Notes: + 128 basis points

Yield to Maturity:	2017 Notes: 1.378% 2025 Notes: 3.491%

Optional Redemption:	2017 Notes: At any time: Make-whole redemption at Treasury plus 10 bps 2025 Notes: Prior to May 11, 2025: Make-whole redemption at Treasury plus 20 bps On or after May 11, 2025: Redemption at par

Settlement Date (T+5):	August 11, 2015

CUSIP/ISIN:	2017 Notes: 2025 Notes:	CUSIP Number: 718172 BP3 ISIN Number: US718172BP33 CUSIP Number: 718172 BQ1 ISIN Number: US718172BQ16

Listing:	Application will be made to list the 2017 Notes and the 2025 Notes on the New York Stock Exchange

Joint Book-Running Managers:	Barclays Capital Inc. BNP Paribas Securities Corp. SG Americas Securities, LLC

Joint Co-Managers:	BBVA Securities Inc. ING Financial Markets LLC Santander Investment Securities Inc. UBS Securities LLC

Allocations:	2017 Notes	2025 Notes
Barclays Capital Inc.	$140,000,000	$210,000,000
BNP Paribas Securities Corp.	140,000,000	210,000,000
SG Americas Securities, LLC	140,000,000	210,000,000
BBVA Securities Inc.	20,000,000	30,000,000
ING Financial Markets LLC	20,000,000	30,000,000
Santander Investment Securities Inc.	20,000,000	30,000,000
UBS Securities LLC	20,000,000	30,000,000

Total	$500,000,000	$750,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847, BNP Paribas Securities Corp. toll free at 1-800-854-5674 or SG Americas Securities, LLC toll free at 1-855-881-2108.